BEACON
                                                                       SOLUTIONS
                                                               [GRAPHIC OMITTED]

                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE
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              Suncrest Global Energy Corp. Completes Share Exchange
                  with Beacon Enterprise Solutions Group, Inc.

         Transaction Results in New Publicly Traded IT / Telecom Venture

LOUISVILLE, KY; CINCINNATI, OH; COLUMBUS, OH; December 28, 2007. Suncrest Global Energy Corp. (OTC Bulletin Board Stock Symbol: SGEG) today announced that it has entered into a share exchange with Beacon Enterprise Solutions Group, Inc. (website: www.askbeacon.com). The transaction closed on December 20, 2007. Under the terms of the transaction, the shareholders of Beacon received 9,491,900 shares of Suncrest common stock, constituting a majority of Suncrest's 10,468,021 outstanding common shares as of the closing date, in exchange for 100% of the outstanding common shares of Beacon. After the share exchange, Beacon's officers assumed management control of the Company. Immediately prior to the closing of the transaction with Suncrest, Beacon completed the acquisition of the following IT/Telecom businesses: Advance Data Systems, Inc., d/b/a ADSnetcurve, Louisville, KY; CETCON Incorporated, Cincinnati, OH; Strategic Communications, LLC, Louisville, KY and; Bell-Haun Systems, Inc., Columbus, OH (the "Initial Acquisitions"). These businesses have operating histories ranging from 11 to 30 years. Additional transaction details have been filed with the Securities and Exchange Commission on Schedule 14F-1 and Form 8-K. The Company intends to change its name to Beacon Enterprise Solutions Group, Inc.

These Initial Acquisitions represent the creation of a fully integrated, single source IT/Telecom company. Their consolidation positions Beacon to efficiently provide technology and telecommunications services ranging from software development and infrastructure design to interconnect voice/data and systems integration. Beacon organizes its enterprise level services and solutions into four categories: 1) systems and infrastructure design and engineering; 2) technology and equipment procurement and installation; 3) software development and support; and 4) maintenance and support.

The Initial Acquisitions have provided these services as part of their historical businesses. CETCON Incorporated provided systems design and engineering, ADSnetcurve provided software development and support, and Bell-Haun Systems and Strategic Communications provided technology and equipment procurement, as well as installation, maintenance and support services. On a pro forma combined basis they generated revenue for the twelve months ending December 31, 2006, of approximately $10.2 million and have approximately 4,000 unique customers ranging from medium-sized business enterprise (MBE) customers to Fortune 500 clients.

             For more information please visit www.askbeacon.com or contact the Company at 502-379-4788 or investors@askbeacon.com

This press release may contain "forward-looking statements." Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Factors that could cause or contribute to such differences include, but are not limited to, market acceptance of products and technologies, competitive factors, the Company's ability to continue to secure sources of financing and other factors described in the Company's filings with Securities and Exchange Commission. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

         Media Contact: Elizabeth Macke, 502-721-6800, bmacke@deskey.com Investor Relations Contact: Rob Heglin, 502-721-6800, rheglin@deskey.com

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